CROSS SALES AGREEMENT

      This Cross Sales Agreement (the "Agreement") is entered into this 3rd day of October 2006 (the "Effective Date"), by and among National Investment Managers Inc. (the "NIM") and THE LAMCO GROUP, INC. ("Seller").

                              W I T N E S S E T H:

      WHEREAS, the Seller owned an aggregate of fifty-five (55) shares of common stock, $1.00 par value, of LAMORIELLO & CO., INC. ("LCI"), an aggregate of one thousand (1,000) shares of common stock, $1.00 par value, of CIRCLE PENSION, INC. ("CPI"), and an aggregate of one hundred (100) shares of common stock, $1.00 par value, of SOUTHEASTERN PENSION SERVICES, INC. (the "SPSI" and together with LCI and CPI, the Companies), which ownership represented 100% of the outstanding equity interest of the Companies.

      WHEREAS, the Seller, Nicholas J. Lamoriello and NIM have entered into that certain Stock Purchase Agreement dated September 27, 2006 (the "Purchase Agreement") pursuant to which NIM acquired 100% of the outstanding equity interest of the Companies (the "Transaction").

      WHEREAS,   an  affiliate  of  Seller,   Lamco  Advisory   Services,   Inc.
("Advisory") is in the business of providing investment advisory and fiduciary services.

      WHEREAS, as further inducement to enter into the Transaction, Seller and NIM have agreed to enter into this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants, payments, and agreements set forth in this Agreement, NIM and the Seller intending to be legally bound thereby, and hereby warranting that they each have the capacity and authority to execute this Agreement, it is agreed by and among the undersigned parties, as follows:

      1. Cross Sales. As further inducement for entering into the Purchase Agreement, the parties agree as follows:

            (a)  Seller   agrees  to  market  and  sell  the   retirement   plan
administration services (the "Administration Services") provided by the Companies for a period of three (3) years (the "Term"). Seller will use its best commercial efforts in selling and marketing Administration Services on behalf of the Companies. During the Term, Seller agrees that it will not market and sell Administration Services for any party other than the Companies. Seller agrees and acknowledges that the Companies will determine the pricing of each of the Administration Services to be sold by Seller and what Administration Services are to be marketed and sold at any specific time. All costs incurred by Seller in connection with the marketing and sale of the Administration Services shall be the sole responsibility of Seller. NIM acknowledges and agrees that the Seller shall not be required to devote its full time to the provision of services hereunder and that such services will be provided on a schedule to be determined by Seller, subject to its availability and prior commitments.


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            (b) NIM  agrees  to  market  and sell the  fiduciary  services  (the
"Fiduciary Services") provided by Advisory during the Term. During the Term, NIM will not market and sell fiduciary services for any party other than Advisory. NIM will use its best commercial efforts in selling and marketing Fiduciary Services on behalf of Advisory. NIM agrees and acknowledges that Advisory will determine the pricing of each of the Fiduciary Services to be sold by NIM on its behalf and what services are to be marketed and sold at any specific time. All costs incurred by NIM in connection with the marketing and sale of the Fiduciary Services shall be the sole responsibility of NIM. Seller acknowledges and agrees that NIM shall not be required to devote its full time to the provision of services hereunder and that such services will be provided on a schedule to be determined by NIM, subject to its availability and prior commitments.

            (c) Seller agrees that certain of Advisory's investment advisory products shall be made available to NIM for use on NIM's investment advisory platform.

      2. Compensation.

            (a) As consideration for the services to be rendered under this Agreement by Seller, NIM shall pay Seller a percentage of the fees collected by the Companies with respect to Administration Services accounts solicited by Seller on behalf of the Companies, as follows: 25% of all fees actually collected by the Companies during the first year of each such new client account; and 10% of fees actually collected by the Companies, during the second and third year after the origination of each such new client account.

            (b) As consideration for services rendered by NIM under this Agreement, Seller shall pay NIM 30% of all fees actually collected by Advisory with respect to new Fiduciary Services accounts solicited by NIM on behalf of Advisory during the first three (3) years of each such new client account.

            (c) The parties agree that Seller shall make certain of Advisory's investment advisory products available to NIM at compensation rates to be agreed upon.

      3. Binding Agreement. The terms of this Agreement are binding upon and inure to the benefit of each of the parties hereto, their respective successors, assigns, dependents, and all other related persons, affiliates or associates.

      4. Headings. The captions of the paragraphs and sections of this Agreement are provided solely for convenience, and are not intended to, and in fact, shall not affect the substance or meaning of this Agreement.


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

      5. Representation. Each of the parties hereto represents that each has read and fully understands each of the provisions as contained herein, and has been afforded the opportunity to review same with his attorney of choice; and further that each of the parties hereto represents that each and every one of the provisions contained in this Agreement is fair and not unconscionable to either party.

      6. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.
7. Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties. Neither NIM nor Seller have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

      8. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of NIM agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

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      IN WITNESS  WHEREOF,  the parties have read and executed this Agreement as of the date and year first above written.

NATIONAL INVESTMENT MANAGERS INC.         THE LAMCO GROUP, INC.


By:    /s/ Leonard A. Neuhaus             By: /s/ Nicholas J. Lamoriello
Name:  Leonard A. Neuhaus                     Nicholas J. Lamoriello
Title: COO/CFO











              [SIGNATURE PAGE TO CROSS SALES AGREEMENT BY AND AMONG
           NATIONAL INVESTMENT MANAGERS INC. AND THE LAMCO GROUP, INC.
                             DATED OCTOBER 3, 2006]


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